Exhibit 4.4

CERTIFICATE OF INCORPORATION

OF

TRANSIT MIX CONCRETE COMPANY

* * * * *

1. The name of the corporation is TRANSIT MIX CONCRETE COMPANY.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of Common shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
J. L. Austin	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

M. C. Kinnamon	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

T. L. Ford	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
W. Ray Wallace	2525 Stemmons Freeway Dallas, Texas 75207

K. W. Lewis	2525 Stemmons Freeway Dallas, Texas 75207

Dean Phelps	2525 Stemmons Freeway Dallas, Texas 75207

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the·corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

11. This certificate of incorporation shall be effective on September 30, 1991.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 26th day of September, 1991.

/s/ J. L. Austin
J. L. Austin

/s/ M. C. Kinnamon
M. C. Kinnamon

/s/ T. L. Ford
T. L. Ford

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

TRANSIT MIX CONCRETE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of TRANSIT MIX CONCRETE COMPANY be amended by changing Article One thereof so that, as amended, said Article shall read as follows:

The name of the corporation is TRANSIT MIX CONCRETE & MATERIALS COMPANY

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Transit Mix Concrete Company has caused this certificate to be signed by F. Dean Phelps, its Vice President, and attested by Neil O. Shoop, its Assistant Secretary, this 28th day of February, 1992.

TRANSIT MIX CONCRETE COMPANY

By:	/s/ F. Dean Phelps
F. Dean Phelps, Vice President

ATTEST:

/s/ Neil O. Shoop
Neil O. Shoop, Assistant Secretary

1

CERTIFICATE OF MERGER

FOR MERGER

OF

COWBOY CONCRETE CORPORATION

INTO

TRANSIT MIX CONCRETE & MATERIALS COMPANY

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act and Section 252 of the General Corporation Law of Delaware, the undersigned corporations hereby certify the following:

1. The name of the merging Texas corporation and the name of the surviving Delaware corporation are as follows:

Name	State of Incorporation
Cowboy Concrete Corporation	Texas
Transit Mix Concrete & Materials Company	Delaware

2. The Plan and Agreement of Merger dated March 25, 1993 (the “Plan of Merger”), a copy of which is attached as Exhibit “A” and incorporated herein for all purposes, has been authorized, approved, adopted, certified, executed and acknowledged by each corporation by all action required of its directors, stockholders and officers by the laws of the State of Texas in the case of Cowboy Concrete Corporation (“Cowboy”) and the laws of the State of Delaware in the case of Transit Mix Concrete & Materials Company (“Transit Mix”) and by all applicable constituent documents. An executed copy of the Plan of Merger is also on file as the principal office of the Transit Mix at 2525 Stemmons Freeway, Dallas, Texas 75207-2401 and will be furnished by Transit Mix on request and without cost to any stockholder of either Cowboy or Transit Mix.

3. The laws of the States of Texas and Delaware permit such merger.

4. The name of the surviving corporation is Concrete & Materials Company, and such corporation is to be governed by the laws of the State of Delaware. The address of its registered office in Delaware is: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

5. As to each of the undersigned corporations, the number of shares authorized and outstanding and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan of Merger are as follows:

1

ENTITLED TO VOTE AS A CLASS

NAME OF CORPORATION	NUMBER OF SHARES AUTHORIZED	NUMBER OF SHARES OUTSTANDING	DESIGNATION OF CLASS	NUMBER OF SHARES
Cowboy	400,000	96,600	Common	96,600
Transit Mix	1,000	1,000	Common	1,000

The authorized capital stock of Cowboy consists of 400,000 shares of Common stock, $1.00 par value.

6. As to each of the undersigned corporations, the total number of shares voted for and against such Plan of Merger and, as to each class entitled to vote as a class thereon, the number of shares of such class voted for and against such Plan of Merger are as follows:

NUMBER OF SHARES

ENTITLED TO VOTE AS A CLASS

NAME OF CORPORATION	TOTAL VOTED FOR	TOTAL VOTED AGAINST	CLASS	VOTED FOR	VOTED AGAINST
Cowboy	96,600	-0-	Common	96,600	-0-
Transit Mix	1,000	-0-	Common	1,000	-0-

7. Transit Mix, as the surviving corporation, hereby (i) agrees that it may be served with process in the State of Texas in any proceeding for the enforcement of any obligation of Cowboy and in any proceeding for the enforcement of the rights of a dissenting shareholder of Cowboy, (ii) irrevocably appoints the Secretary of State of Texas as its agent to accept service of process in any such proceeding; and (iii) agrees that it will promptly pay to the dissenting shareholders of Cowboy the amount, if any, to which they shall be entitled under the provisions of the Texas Business Corporation Act with respect to the rights of dissenting shareholders.

2

EXECUTED, as of March 25, 1993.

COWBOY CONCRETE CORPORATION
(A Texas Corporation)

By:	/s/ F. Dean Phelps
F. Dean Phelps, Vice President

ATTEST:

/s/ J. J. French, Jr.
J. J. French, Jr., Secretary

TRANSIT MIX CONCRETE & MATERIALS COMPANY

By:	/s/ F. Dean Phelps
F. Dean Phelps, Vice President

ATTEST:

/s/ J. J. French, Jr.
J. J. French, Jr., Secretary

3

EXHIBIT A

PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER (hereinafter referred to as this “Agreement”) dated as of March 25, 1993, is made and entered into by and between Cowboy Concrete Corporation, a Texas corporation (“Cowboy”), and Transit Mix Concrete & Materials Company, a Delaware corporation (“Transit Mix”).

W I T N E S S E T H:

WHEREAS, Cowboy is a corporation organized and existing under the laws of the State of Texas; and

WHEREAS, Transit Mix is a corporation organized and existing under the laws of the State of Delaware; and

WHEREAS, all of the issued and outstanding shares of capital stock of Cowboy are held by Transit Mix; and

WHEREAS, the respective Boards of Directors of Cowboy and Transit Mix have determined that it is desirable to merge Cowboy into Transit Mix (such merger being hereinafter referred to as the “Merger”); and

WHEREAS, all of the issued and outstanding shares of capital stock of Cowboy and Transit Mix are held by Trinity Industries, Inc., a Delaware corporation (“Trinity”); and

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Cowboy shall be merged into Transit Mix upon the terms and conditions hereinafter set forth.

ARTICLE I

MERGER

On the Effective Date of the Merger (as hereinafter defined in Article VI), Cowboy shall be merged into Transit·Mix; the separate existence of Cowboy shall cease and Transit Mix (hereinafter sometimes referred to as the “Surviving Corporation”) shall continue to exist under and by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

ARTICLE II

CERTIFICATION OF INCORPORATION OF SURVIVING CORPORATION

The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Transit Mix, as it shall be in effect on the Effective Date.

Exhibit A-1

ARTICLE III

BYLAWS OF THE SURVIVING CORPORATION

The Bylaws of the Surviving Corporation shall be the Bylaws of Transit Mix as in effect on the Effective Date, without change.

ARTICLE IV

CONVERSATION OF SHARES

On the Effective Date, by virtue of the Merger and without any action by the holders thereof, each share of Cowboy’s Common Stock, $1.00 par value per share, which is issued and outstanding immediately prior to the Effective Date shall be canceled and cease to exist at and after the Effective Date and no consideration shall be paid therefor.

ARTICLE V

CORPORATE EXISTENCE, POWERS AND

LIABILITIES OF SURVIVING CORPORATION

On the Effective Date, Cowboy shall be merged with and into Transit Mix, the Surviving Corporation, in accordance with the provisions of this Agreement and the separate existence of Cowboy shall cease. Thereafter, Transit Mix shall possess all the rights, privileges, powers and franchises of Cowboy, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; and all and singular, the rights, privileges, powers and franchises of Cowboy and Transit Mix, and all property, real, personal and mixed, and all debts due to each of them on whatever account, as well as all other things in action or belonging to each of such corporations shall be vested in Transit Mix; and all property, rights, privileges, powers and franchises, and all and every other interest of Cowboy and Transit Mix shall be the property of Transit Mix, the Surviving Corporation, as they were of the respective constituent corporations, and the title to any real estate vested by deed or otherwise in Cowboy or Transit Mix shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon the property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of Cowboy and Transit Mix shall thenceforth attach to Transit Mix, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

Cowboy agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken such further or other action, as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers and franchises, and all and every other interest, of Cowboy and otherwise to carry out the intent and purposes of this Agreement.

ARTICLE VI

OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

Upon the Effective Date, the officers and directors of the Surviving Corporation shall be the officers and directors of Transit Mix in office at such date, and such persons shall hold office in accordance with the Bylaws until their respective successors shall have been appointed or elected.

Exhibit A-2

ARTICLE VII

APPROVAL AND EFFECTIVE DATE

This Agreement shall be submitted to Trinity, which is the sole stockholder of both Transit Mix and Cowboy, for its approval and, if this Agreement is so approved, the Board of Directors of Transit Mix and the Board of Directors of Cowboy shall cause their respective duly authorized officers to make and execute a Certificate of Merger effectuating this Agreement and shall cause same to be filed with the Secretary of State of Delaware and the Secretary of State of Texas in accordance with the laws of the State of Delaware and the State of Texas, respectively. The effective date of the Merger (the “Effective Date”) shall be the later of (a) March 31, 1993 or (b) the date on which a Certificate of Merger has been filed in accordance with the laws of the State of Delaware and Articles of Merger have been filed in accordance with the laws of the State of Texas.

ARTICLE VIII

TERMINATION OF MERGER

This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after stockholder approval of this Agreement, by action of the Board of Directors of Cowboy or Transit Mix.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Presidents and Secretaries, all as of the day and year first above written.

TRANSIT MIX CONCRETE & MATERIALS COMPANY, a Delaware corporation

By:	/s/ F. Dean Phelps
F. Dean Phelps,
Vice President & Assistant Secretary

COWBOY CONCRETE CORPORATION, a Texas corporation

By:	/s/ F. Dean Phelps
F. Dean Phelps,
Vice President & Assistant Secretary

Exhibit A-3

CERTIFICATE OF MERGER

OF

TRANSIT MIX CONCRETE – BAYTOWN, INC.,

a Texas corporation

WITH AND INTO

TRANSIT MIX CONCRETE & MATERIALS COMPANY,

a Delaware corporation

The undersigned corporations organized and existing under and by virtue of the Delaware General Corporation Law (“DGCL’’) and the Texas Business Corporation Act (the “TBCA”), do hereby certify that:

FIRST:	The name and state of incorporation of each of the constituent corporations of the merger are set forth below:

Name	State of Incorporation
Transit Mix Concrete – Baytown, Inc. (“Transit Mix (Baytown)”)	Texas
Transit Mix Concrete & Materials Company (“Transit Mix”)	Delaware

SECOND:	An Agreement and Plan of Merger (the “Plan of Merger’’) between the parties has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the DGCL and Article 5.01 of the TBCA, and by all actions required by the laws under which Transit Mix (Baytown) and Transit Mix were formed and the governing documents of Transit Mix (Baytown) and Transit Mix.

THIRD:	Transit Mix Concrete & Materials Company, a Delaware corporation, shall be the surviving corporation.

FOURTH:	The Certificate of Incorporation of Transit Mix shall be the Certificate of Incorporation of the surviving corporation, and no amendments or changes to the Certificate of Incorporation of Transit Mix are desired to be effected by the merger.

FIFTH:	The merger is to become effective as of 12:01 a.m. on January 1, 2007.

Exhibit A-4

SIXTH:	The executed Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 2525 Stemmons Freeway, Dallas, Texas 75207.

SEVENTH:	A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

EIGHTH:	The number of shares authorized and outstanding of each corporation that is a party to the merger is as follows:

Corporation	Class	Par Value per Share	Number of Shares Authorized and Outstanding
Transit Mix (Baytown)	Common	$1.00	1,000
Transit Mix	Common	$1.00	1,000

NINTH:	As to each of the undersigned corporations, the approval of whose stockholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:

Corporation	Number of Shares Outstanding	Class or Series	Number of Shares Entitled to Vote as a Class or Series
Transit Mix (Baytown)	1,000	Common	N/A
Transit Mix	1,000	Common	N/A

TENTH:	The Plan of Merger which was required to be approved by a majority of the shares entitled to vote of each of the constituent corporations, was unanimously approved by the stockholders of the constituent corporations as follows:

Corporation	Total Voted For	Total Voted Against	Class or Series
Transit Mix (Baytown)	1,000	0	N/A
Transit Mix	1,000	0	N/A

ELEVENTH:	The surviving company, Transit Mix, will be responsible for the payment of all fees and franchise taxes due from Transit Mix (Baytown) and will be obligated to pay any fees and franchise taxes if not timely filed by Transit Mix (Baytown).

********

Exhibit A-5

Dated: December 20th, 2006

TRANSIT MIX CONCRETE – BAYTOWN, INC., a Texas corporation

By:	/s/ Haywood Walker, III
Haywood Walker, III
President

TRANSIT MIX CONCRETE & MATERIALS COMPANY, a Delaware corporation

By:	/s/ Haywood Walker, III
Haywood Walker, III
President

Exhibit A-6

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

OF TRANSIT MIX CONCRETE & MATERIALS COMPANY

Transit Mix Concrete & Materials Company, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, hereby certifies as follows:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the name of the Corporation be changed from Transit Mix Concrete & Materials Company to Trinity Construction Materials, Inc. and that the Certificate of Incorporation of the Corporation be amended to reflect such a change of corporate name; and further

RESOLVED, that the Board of Directors recommends that the sole stockholder of the Corporation approve said amendment and hereby submits the same to the sole stockholder for approval; and further

RESOLVED, that each of the Officers of the Corporation acting in his or her sole discretion and in the name of and on behalf of the Corporation, is authorized and empowered to do or to cause to be done any and all acts or things, and to execute and deliver all instruments and documents as shall be necessary, desirable or appropriate to carry out the purpose and intent of the foregoing resolution, as it deems to be in the best interest of the Corporation.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Transit Mix Concrete & Materials Company has caused this ce1tificate to be signed by Jared S. Richardson, its Secretary, this April 23, 2013.

Transit Mix Concrete & Materials Company

By:	/s/ Jared S. Richardson
Jared S. Richardson, Secretary